Exhibit 99.2

JDA and RedPrairie Complete Merger

Transaction creates leader in end-to-end global supply chain management solutions and services

Combined company will operate as JDA Software Group

December 21, 2012, Atlanta, GA and Scottsdale, AZ—RedPrairie and JDA Software Group, Inc. (NASDAQ: JDAS) (“JDA”) today announced the completion of the previously announced merger between the two companies. The merger positions the combined company as the leader in global supply chain management, offering a broad portfolio of integrated planning and execution solutions and services to help global firms manage their supply chains—from raw materials to finished products and into the hands of consumers—through any channel.

The transaction creates one of the largest global software companies with combined revenues of over $1 billion. The new combined company will adopt the JDA brand identity and be headquartered in Scottsdale, Arizona. Since the merger agreement was announced on November 1, 2012, the two companies have been preparing an integration plan designed to rapidly combine the operations of the two companies into one. The plan is now substantially complete, and the integration process will begin early in the new year and will be rapidly followed up with an integrated product roadmap in the second quarter, in time for the combined user group conference on May 5, 2013.

JDA President and CEO Hamish Brewer, who will lead the new company, said that the combination of the two companies represents a new force in global supply chain management, multi-channel commerce, merchandising and store operations.

“Among our shared customers, over 300 have already chosen solutions from both firms, underscoring the potential of our highly complementary product suites. We are committed to building on our best-in-class solutions portfolio to create the most compelling and comprehensive offering for both current and new customers seeking global supply chain solutions and services,” Brewer commented. “Supported by the broadest and deepest pool of supply chain experts in existence today, our customers will enjoy industry leading return on investment, particularly when they take full advantage of our cloud deployment capability.”

“Companies are looking for ways to meet the evolving needs of today’s consumer, who is always connected,” said Alok Singh, Chairman of the Board of the combined company. “With unparalleled domain expertise, global reach and market-leading, front-to-back supply chain management solutions, the new JDA is perfectly positioned to deliver best-of-breed software products for manufacturers and retailers around the globe. The completion of this merger is a significant step forward and enables us to execute on our long-term vision of adding value to our customers as both a strategic and operating partner.”

Greenhill & Co. served as financial advisor to RedPrairie and dealer manager for the tender offer, and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel. Credit Suisse also served as a financial advisor to RedPrairie.

J.P. Morgan acted as financial advisor to JDA. DLA Piper LLP acted as legal counsel for JDA, and Cravath, Swaine & Moore LLP represented the independent directors of the Board of Directors of JDA.

RedPrairie Contact Information:

Media Contact:

Brunswick Group

Shahed Larson / Charlotte McCrum

+1 (212) 333-3810

Investor Contact:

MacKenzie Partners

+1 (800) 322-2885

JDA Contact Information:

Media:

Beth Elkin

469-357-4225

beth.elkin@jda.com

Investors:

Mike Burnett

480-308-3392

mike.burnett@jda.com

About RedPrairie

For more than 35 years, RedPrairie’s best-of-breed supply chain, workforce and all-channel retail solutions have put commerce in motion for the world’s leading companies. Installed in over 60,000 customer sites across more than 50 countries, RedPrairie solutions adapt to help ensure visibility and collaboration between manufacturers, distributors, retailers and consumers. RedPrairie is prepared to meet its customers’ current and future demands with multiple delivery options, flexible architecture and 24/7 technical and customer support. For a world in motion, RedPrairie is commerce in motion.

To learn more about how RedPrairie solutions can optimize your inventory, improve employee productivity or increase sales, visit RedPrairie.com or email info@redprairie.com.

RedPrairie is a registered trademark of RedPrairie Corporation. © 2012 RedPrairie Corporation. All Rights Reserved. Other product and service names mentioned herein are the trademarks of their respective owners.

About JDA Software Group

JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is the leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. JDA empowers more than 2,700 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s robust services offering, including complete solution lifecycle management via JDA Cloud Services, provides customers with leading-edge industry practices and supply chain expertise, lower total cost of ownership, long-term business value, and 24/7 functional and technical support. To learn more, visit jda.com or email info@jda.com.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding expectations about the tender offer, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements only speak as of the date of this press release, and JDA assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by JDA (including filings by JDA with the SEC). Although JDA believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, JDA also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.